SCHEDULE 14A
(RULE 14a-101)

Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Alcentra Capital Corporation

(Name of Registrant as Specified in Its Charter)

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ALCENTRA CAPITAL CORPORATION
200 Park Avenue, 7th Floor
New York, New York 10166
(212) 922-8240

April 10, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Alcentra Capital Corporation (the “Company”) to be held on May 12, 2015 at 9:30 a.m., Eastern Time, at the University Club of New York, One West 54th Street, New York, New York 10019. Only stockholders of record as the close of business on March 27, 2015 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

Details of the business to be conducted at the meeting are given in the accompanying Notice of 2015 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in the Proxy Statement. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares.

Your vote and participation in the governance of the Company is very important to us. We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Paul J. Echausse, Esq.
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 12, 2015.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2014 are available on the Internet at www.edocumentview.com/ABDC.

ALCENTRA CAPITAL CORPORATION
200 Park Avenue, 7th Floor
New York, New York 10166
(212) 922-8240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2015

To the Stockholders of Alcentra Capital Corporation:

The 2015 Annual Meeting of Stockholders of Alcentra Capital Corporation (the “Company”) will be held at the University Club of New York, One West 54th Street, New York, New York 10019 on May 12, 2015 at 9:30 a.m., Eastern Time, for the following purposes:

1. To elect one director of the Company nominated by the Company’s Board of Directors (the “Board”) and named in this proxy statement, who will serve for a term of three years, or until his successor is duly elected and qualified;

2. To approve a proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue up to 20% of the Company’s outstanding common stock at an offering price that is below the Company’s then current net asset value per share (“NAV”);

3. To approve a proposal to authorize the Company to issue warrants, options or rights to subscribe to, convert to, or purchase our common stock in one or more offerings;

4. To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and

5. To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on March 27, 2015. If you are unable to attend, please sign the enclosed proxy card and return it promptly in the self-addressed envelope provided. You may also vote your proxy electronically by telephone or over the Internet by following the instructions included with your proxy card. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors,

Ellida McMillan
Chief Accounting Officer, Treasurer and Secretary

New York, New York
April 10, 2015

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. You may also vote your proxy electronically by telephone or over the Internet by following the instructions included with your proxy card. Even if you vote your shares prior to the Annual Meeting, you still may attend the Annual Meeting and vote your shares in person.

ALCENTRA CAPITAL CORPORATION
200 Park Avenue, 7th Floor
New York, New York 10166
(212) 922-8240

PROXY STATEMENT
2015 Annual Meeting of Stockholders

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Alcentra Capital Corporation (“Alcentra,” the “Company,” “we,” “us” or “our”) for use at the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 12, 2015 at 9:30 a.m., Eastern Time, at the University Club of New York, One West 54th Street, New York, New York 10019 and at any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report for the fiscal year ended December 31, 2014, are first being sent to stockholders on or about April 14, 2015.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or vote electronically by telephone or over the Internet, and the Company receives it in time for voting at the Annual Meeting, the persons named as proxies will vote your shares in the manner that you specify. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominee as a director and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

Annual Meeting Information

Date and Location

We will hold the Annual Meeting on May 12, 2015, at 9:30 a.m. Eastern Standard Time at the University Club of New York, One West 54th Street, New York, New York 10019.

Admission

Only record or beneficial owners of the Company’s common stock as of the close of business on March 27, 2015 or their proxies may attend the Annual Meeting. Beneficial owners must provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Purpose of Annual Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1. To elect one director of the Company nominated by the Company’s Board and named in this proxy statement, who will serve for a term of three years, or until his successor is duly elected and qualified;

2. To approve a proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue up to 20% of the Company’s outstanding common stock at an offering price that is below the Company’s then current net asset value per share (“NAV”);

3. To approve a proposal to authorize the Company to issue warrants, options or rights to subscribe to, convert to, or purchase our common stock in one or more offerings;

4. To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and

5. To transact such other business as may properly come before the meeting.

Voting Information

Record Date

The record date for the Annual Meeting is the close of business on March 27, 2015 (the “Record Date”). You may cast one vote for each share of common stock that you own as of the Record Date.

Quorum Required

A quorum of stockholders must be present for any business to be conducted at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast as of the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. On the Record Date, there were 13,516,766 shares outstanding and entitled to vote. Thus, 6,758,384 must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Broker

If you hold shares of common stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares of common stock through a broker, bank or other nominee and you want to vote in person at the meeting, you must obtain a legal proxy from the record holder of your shares and present it at the meeting. If you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares on any proposal considered at the meeting.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf by mail, as described on the enclosed proxy card or you may vote electronically by telephone or over the Internet. Authorizing a proxy will not limit your right to vote in person at the meeting. A properly completed, executed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke the proxy. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares according to the Board’s recommendations.

Revoking Your Proxy

If you are a stockholder of record, you can revoke your proxy by (1) delivering a written revocation notice prior to the Annual Meeting to our Secretary, Ellida McMillan at Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, New York, 10166; (2) delivering a later-dated proxy that we receive no later than the opening of the polls at the Annual Meeting; or (3) voting in person at the Annual Meeting. If you hold shares of common stock through a broker, bank or other nominee, you must follow the instructions you receive from your nominee in order to revoke your voting instructions. Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the meeting.

Vote Required

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions
Proposal 1 — To elect one director of the Company nominated by the Company’s Board and named in this proxy statement, who will serve for a term of three years, or until his successor is duly elected and qualified.	Affirmative vote of the plurality of the votes cast and entitled to vote thereon at the Annual Meeting.	No	Because directors are elected by a plurality of the votes, an abstention will have no effect on the outcome of the vote.
Proposal 2 — To approve a proposal to authorize the Company, with the approval of the Board, to sell or otherwise issue up to 20% of the Company’s outstanding common stock at an offering price that is below the Company’s then current NAV.	Pursuant to the Investment Company Act of 1940 (the “1940 Act”), approval of this proposal requires the affirmative vote of: (i) a “majority of the outstanding shares of common stock” of the Company; and (ii) a “majority of the outstanding shares of common stock” of the Company which are not held by affiliated persons of the Company, which includes our directors, officers, employees and 5% stockholders.	No	Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.
For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares common stock” as: (A) 67% or more of the shares of common stock present at the Annual Meeting if the holders of more than 50% of the outstanding shares of common stock of the Company are present or represented by proxy; or (B) 50% of the outstanding shares of common stock of the Company, whichever is the less.
Proposal 3 — To approve Company authorization to issue warrants, options or rights to subscribe to, convert to, or purchase our common stock in one or more offerings.	Affirmative vote of the majority of the votes cast and entitled to vote thereon at the Annual Meeting.	No	Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions
Proposal 4 — To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.	Affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.	No	Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

Additional Solicitation.  If there are not enough votes to approve any proposals at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

Information Regarding This Solicitation

Our Board is making this proxy solicitation and the Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. If brokers, trustees, or fiduciaries and other institutions or nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing. In addition, we will indemnify them against any losses arising out of that firm’s proxy soliciting services on our behalf.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or employees of the Company and officers or employees of Alcentra NY, LLC (“Alcentra NY” or the “Advisor”), the Company’s investment adviser. No additional compensation will be paid to directors, officers or regular employees of the Company or Alcentra NY for such services. Alcentra NY is located at 200 Park Avenue, 7th Floor, New York, New York 10166.

The Company has engaged the services of Alliance Advisors for the purpose of assisting in the solicitation of proxies at an anticipated cost of approximately $10,000 plus reimbursement of certain expenses and fees for additional services requested. Please note that Alliance Advisors may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to authorize your proxy. You may also be asked if you would like to authorize your proxy over the telephone and to have your voting instructions transmitted to the Company’s proxy tabulation firm.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokerages and other institutional holders of record have implemented householding. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request information about householding of their communications should contact their brokers or other intermediary holder of record. You can notify us by sending a written request to: Ellida McMillan, Secretary, Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 7, 2015, the beneficial ownership of each current director, the nominee for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13G and Schedule 13D filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by their spouses under applicable law. Unless otherwise indicated, the address of all executive officers and directors is c/o Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, NY 10166.

The Company’s directors are divided into two groups—interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially		Percentage of Class
5% Owners
The Bank of New York Mellon Corporation(1)	3,214,165		23.78%
Kemper Corporation(2)	1,102,759		8.16%
Interested Directors
Paul J. Echausse	61,339	(3)	*
Paul Hatfield(4)	360,426	(3)	2.66%
Independent Directors
T. Ulrich Brechbühl	—		—
Douglas J. Greenlaw	—		—
Rudolph L. Hertlein	3,600		*
Executive Officers
Ellida McMillan	—		—
David Scopelliti	150		*
Executive officers and directors as a group (8 persons)	425,515		3.15%

(1)	Based on the Schedule 13D filed by The Bank of New York Mellon Corporation (“Bank of New York”), BNY Mellon, National Association (“BNY Mellon”), BNY Alcentra Group Holdings, Inc. (“BNY Alcentra”) and Alcentra Investments Limited (“Alcentra Investments”) on March 12, 2015, as of March 10, 2015, (i) Bank of New York is deemed to have beneficial ownership of 3,136,251 shares or 23.20% of our common stock; (ii) BNY Mellon is deemed to have beneficial ownership of 1,409,995 shares or 10.43% of our common stock; (iii) BNY Alcentra is deemed to have beneficial ownership of 1,726,256 shares or 12.77% of our common stock; and (iv) Alcentra Investments is deemed to have beneficial ownership of 1,450,999 shares or 10.73% of our common stock.

Of these shares, (i) Bank of New York shares voting power with respect to 3,128,996 shares of our common stock held by Alcentra Investments (1,450,999 shares), BNY Mellon (1,402,740 shares), Alcentra NY LLC (“Alcentra NY”) (100 shares) and BNY Mellon Global Credit Alternatives Fund (“Global Credit”) (275,157 shares); (ii) BNY Mellon shares voting power with respect to 1,402,740 shares of our common stock held by clients of its wealth management branch; (iii) BNY Alcentra shares voting power with respect to 1,726,256 shares of our common stock held by Alcentra NY (100 shares), Alcentra Investments (1,450,999 shares) and Global Credit (275,157 shares); and (iv) Alcentra Investments shares voting power with respect to the 1,450,999 shares of our common stock it holds.

Of these shares, (i) Bank of New York shares dispositive power with respect to 3,136,251 shares of our common stock held by Alcentra Investments (1,450,999 shares), BNY Mellon (1,409,995 shares),

Alcentra NY (100 shares) and Global Credit (275,157 shares); (ii) BNY Mellon shares dispositive power with respect to 1,409,995 shares of our common stock held by clients of its wealth management branch; (iii) BNY Alcentra shares dispositive power with respect to 1,726,256 shares of our common stock held by Alcentra NY (100 shares), Alcentra Investments (1,450,999 shares) and Global Credit (275,157 shares); and (iv) Alcentra Investments shares dispositive power with respect to the 1,450,999 shares of our common stock it holds.

Based on Form 4s filed by Bank of New York, Bank of New York is deemed to have beneficial ownership of an additional 16,443 shares of our common stock held by Alcentra NY and 61,471 shares of our common stock held by Alcentra Ltd.

The 1,450,999 shares of our common stock held by Alcentra Investments were acquired by it in connection with the formation transactions relating to our May 2014 initial public offering; the 275,157 shares of our common stock held by Global Credit were acquired by it for investment purposes in open market transactions during the fourth quarter of 2014 and the first quarter of 2015; the 16,543 shares of our common stock held by Alcentra NY were acquired by it in connection with our initial organization in 2010 as well as in connection with a long-term incentive compensation plan (the “LTIP”) maintained by Alcentra NY and Alcentra Ltd. for its employees, including Messrs. Hatfield and Echausse; and the 61,472 shares of our common stock held by Alcentra Ltd. were acquired by it in connection with the LTIP.

BNY Mellon’s address is BNY Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258. BNY Alcentra’s address and Alcentra Investment’s address is 10 Graham Street, London, England EC2V 7JD.

(2)	Based on the Schedule 13G filed by Kemper Corporation (“Kemper”) and Trinity Universal Insurance Company (“Trinity”), an entity controlled by Kemper Corporation (“Kemper”) on January 30, 2015, as of December 31, 2014 Trinity, a subsidiary of Kemper, is the direct holder of these shares of our common stock and Kemper and Trinity share voting and dispositive power with respect to these shares of our common stock. Kemper’s address is One East Wacker Drive Chicago, Illinois 60601. Trinity’s address is 12790 Merit Drive, Suite 400 Dallas, TX 75251.
(3)	Does not include shares of phantom stock relating to our shares of common stock that may be allocated to Messrs. Echausse and Hatfield pursuant to the LTIP.
(4)	Mr. Hatfield is deemed to have beneficial ownership of (i) 7,255 shares of our common stock held directly by Mr. Hatfield; (ii) 275,157 shares of our common stock held by BNY Mellon Global Credit Alternatives Fund; (iii) 16,543 shares of our common stock held by Alcentra NY and (iv) 61,471 shares of our common stock held by Alcentra Ltd.
*	Represents less than 1%.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of April 7, 2015. We are not part of a “family of investment companies,” as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Director:
Paul J. Echausse	Over $100,000
Paul Hatfield	Over $100,000
Independent Directors:
T. Ulrich Brechbühl		*
Douglas J. Greenlaw		*
Rudolph L. Hertlein		*

*	Represents less than 1%.
(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act
(3)	The dollar range of equity securities beneficially owned is based on a closing price of $13.79 on April 7, 2015 on the NASDAQ Global Select Market. Beneficial ownership has been determined in accordance Rule 16a-1(a)(2) of the Exchange Act.

PROPOSAL I: ELECTION OF ONE DIRECTOR OF THE COMPANY NOMINATED BY THE COMPANY’S BOARD AND NAMED IN THIS PROXY STATEMENT, WHO WILL SERVE FOR A TERM OF THREE YEARS, OR UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED

Our business and affairs are managed under the direction of our Board. Pursuant to our articles of incorporation and bylaws, the number of directors on the Board is currently fixed at five directors and is divided into three classes. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected or until his successor is duly elected and qualified.

Mr. T. Ulrich Brechbühl has been nominated for election for a three year term expiring in 2018. Mr. Brechbühl is not being proposed for election pursuant to any agreement or understanding between Mr. Brechbühl and the Company.

Required Vote

This proposal requires the affirmative vote of the holders of a plurality of the votes cast and entitled to vote thereon at the Annual Meeting. Stockholders may not cumulate their votes. If you vote “withhold authority” with respect to Mr. Brechbühl, your shares will not be voted with respect to Mr. Brechbühl. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on the election of directors. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether each of the nominees for election as a director have been elected. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of Mr. Brechbühl. If Mr. Brechbühl should decline or be unable to serve as a director, it is intended that the proxy will vote for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that Mr. Brechbühl will be unable or unwilling to serve.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF MR. BRECHBÜHL.

Director and Executive Officer Information

The Nominee and Directors

Information regarding Mr. Brechbühl, who is being nominated for election as a director of the Company by the stockholders at the Annual Meeting, as well as information about our current directors whose terms of office will continue after the Annual Meeting, is as follows:

Name	Age	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years	Other Directorships Held During Past 5 Years	Director Since	Term Expires
Interested Directors
Paul J. Echausse	54	President, Chief Executive Officer and Director	President, Chief Executive Officer and Director of Alcentra since November 2013; Managing Director and Head of U.S. Mezzanine Investments of Alcentra NY since 2007	None	2013	2017
Paul Hatfield	53	Chairman of the Board	Global Chief Investment Officer of Alcentra NY and Alcentra Ltd. since 2014; Chief Investment Officer of Alcentra NY from 2008 through March 2014	None	2013	2016
Independent Directors
T. Ulrich Brechbühl	51	Director	President of Appenzeller Point LLC, a family investment management business since 2015; Executive Vice President of Emdeon, a provider of revenue and payment cycle management in the healthcare industry from 2012 through 2014; Chief Executive Officer of Chamberlin Edmonds and Associates Inc., a subsidiary of Emdeon, from 2004 through 2014	None	2014	2018
Douglas J. Greenlaw	70	Director	Chairman of Community Journals, LLC, a community newspaper, since 1999; Chief Executive Officer of OneMinuteNews.com, an internet news company, since 2010; Chairman and Chief Executive Officer of Greenlaw-Marshall Communications, a company that operates small market television companies from 2005 through 2014	None	2014	2016

Name	Age	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years	Other Directorships Held During Past 5 Years	Director Since	Term Expires
Rudolph L. Hertlein	74	Director	Managing Director of Hertlein & Associates LLC, a consulting service to small businesses since 2009; Independent Director and Chair of the Audit Committee of Abacus Federal Savings Bank, a full service bank, since 2011; Chairman of the Board of CPA.com, a company that offers web-based technology solutions to financial professionals, since 2001	None	2014	2017

The business address of the nominee and the director listed above is c/o Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166.

Executive Officers Who Are Not Directors

Information regarding our executive officers who are not directors is as follows:

Name	Age	Position(s) Held with Company	Principal Occupation(s) During Past 5 Years
Steven Levinson	49	Chief Compliance Officer	Chief Compliance Officer of Alcentra since 2014; Chief Compliance Officer of Alcentra NY since 2011; Director of Compliance of Stone Tower Capital, an alternative credit manager, from 2008 to 2011
Ellida McMillan	47	Chief Accounting Officer, Treasurer and Secretary	Chief Accounting Officer, Treasurer and Secretary of Alcentra since November 2013; Consultant with Tatum US, a financial and technology consulting and advisory firm from November 2013 to March 2014; owner of McMillan Consulting from 2007 to 2012
David Scopelliti	50	Senior Vice President	Senior Vice President of Alcentra since March 2015; Senior Vice President of Alcentra NY since July 2014; Principal of GarMark Advisors II, LLC, a private investment firm, from June 2007 to June 2013

The business address of the nominee and the director listed above is c/o Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166.

Biographical Information

The board of directors considers whether each of the directors is qualified to serve as a director, based on a review of the experience, qualifications, attributes and skills of each director, including those described below. The board of directors also considers whether each director has significant experience in the investment or financial services industries and has held management, board or oversight positions in other companies and organizations. For the purposes of this presentation, our directors have been divided into two groups — independent directors and interested directors. Interested directors are “interested persons” as defined in the 1940 Act.

Independent Directors

T. Ulrich Brechbühl.  Mr. Brechbühl currently serves the President of Appenzeller Point LLC, a family investment management business. Mr. Brechbühl previously served as both the Executive Vice President for Emdeon’s provider business as well as the Chief Executive Officer of Chamberlin Edmonds and Associates Inc. (CEA), an Emdeon Company. Mr. Brechbühl joined CEA in 2004 as the company’s COO. Shortly thereafter he became the President and Chief Executive Officer of CEA and was appointed to the board. In 2010 he joined the Emdeon executive team upon the sale of CEA to Emdeon. Prior to joining CEA, Mr. Brechbühl served as a director and as the Chief Executive Officer and Chief Financial Officer of MigraTEC, Inc., a publicly traded software business. He joined MigraTEC in 2000 as the Chief Financial Officer and was soon elected to the board and promoted to Chief Executive Officer, serving in those capacities until the end of 2003. From 1998 – 2000 Mr. Brechbühl was a founder and the Chief Financial Officer of Thayer Aerospace, a provider of structural components to the aerospace and defense industries. Mr. Brechbühl previously served as a Manager of Bain & Company from 1994 to 1998, during which time he led teams in a variety of assignments in high tech, aerospace and defense, and construction. Mr. Brechbühl is a graduate with distinction from the United States Military Academy at West Point and received an M.B.A. from Harvard Business School.

We believe Mr. Brechbühl’s extensive finance and corporate leadership experience bring important and valuable skills to the Board.

Douglas J. Greenlaw.  Mr. Greenlaw currently serves as Chairman of Community Journals, LLC, a community newspaper, and has since 1999. Mr. Greenlaw also currently serves as Chief Executive Officer of OneMinuteNews.com, an internet news company, and has since 2010. Mr. Greenlaw previously served as the Chairman and Chief Executive Officer of Greenlaw-Marshall Communications, a company that operates small market television companies utilizing digital spectrum and the internet to enhance profitability, from 2007 to 2014. Mr. Greenlaw also previously served as the Chief Executive Officer and a Director of Switchboard, Inc. from 1999 until 2004, during which time he led the company’s post-IPO turn-around during the tech crash and eventual sale to InfoSpace. From 1994 until 1997 Mr. Greenlaw served as President and Chief Operating Officer of Multimedia, Inc., during which time he led all divisions of the public broadcast, print, cable, and entertainment media company. Mr. Greenlaw also served as Chief Executive Officer of the Venture Division of Whittle Communications from 1991 until 1994 and also previously served as President of Advertising and Marketing at MTV Network from 1986 until 1991. Mr. Greenlaw received a B.S. from Indiana University, and is a former U.S. Army Company Commander, receiving two Purple Hearts, One Silver Star and 2 Bronze Stars for valor in combat in Vietnam.

We believe that Mr. Greenlaw’s depth of experience in corporate managerial positions brings important and valuable skills to the Board.

Rudolph L. Hertlein, CPA.  Mr. Hertlein is currently the Managing Director of Hertlein & Associates LLC, which provides consulting services to small businesses. He has over 45 years of experience in accounting and auditing, including the financial services industry and an understanding of the complex accounting matters for financial service companies. Mr. Hertlein served as a Senior Vice President, Corporate Development — Viacom Inc. from 1994 until 2000. He previously served as Senior Vice President and Controller of Paramount Communications Inc. from 1993 until 1994, during which time as chief accounting officer was responsible for SEC financial reporting for the company. Mr. Hertlein previously served as a Director of Rogar Studios Inc., a creative programming company, from 2004 until 2009. He currently serves as an Independent Director, and Chairman of the Board of Directors of CPA.COM (formerly known as CPA2BIZ.com), a for profit subsidiary of the AICPA that offers web-based technology solutions to financial professionals, and has served in this position since 2001. Since 2011, Mr. Hertlein has also served as an Independent Director and Chair of the Audit Committee of Abacus Federal Savings Bank, a full service bank. Mr. Hertlein received a B.B.A. from St. John’s University and is a licensed CPA in the state of New York since 1968.

We believe that Mr. Hertlein’s extensive experience in accounting and auditing, corporate governance, and leadership brings important and valuable skills to the Board.

Interested Directors

Paul J. Echausse.  Mr. Echausse has served as our President and Chief Executive Officer and a member of our board of directors since our inception and has served as Managing Director and Head of U.S. Mezzanine Investments at Alcentra NY since 2007. Mr. Echausse serves on the Investment Committee of BNY Mellon Private Equity and European Direct Lending. Mr. Echausse is responsible for the overall management and direction of our investment operations, including transaction sourcing, deal execution and the monitoring of our portfolio companies. Mr. Echausse brings more than 20 years of leveraged finance experience to the origination and management of the Alcentra Mezzanine’s investment portfolios. Prior to joining BNY Capital Markets, Inc., a predecessor of BNY Mellon Capital Markets, LLC, in 1998, Paul was President of Kisco Capital Corporation, the growth capital SBIC affiliate of Kohlberg & Co. L.L.C. Previously, he was Chief Operating Officer of IBJS Capital Corporation, the junior capital investment affiliate of IBJ Schroder Bank. Prior to IBJ Schroder Bank, Mr. Echausse was the Assistant Division Head of Southeast Banking for the Bank of New York. Mr. Echausse previously served as President of the Northeast Regional Association of Small Business Investment Companies and on the national board of the National Association of Small Business Investment Companies. Mr. Echausse serves on the board of directors of DRC Emergency Services, LLC, FST Technical Services, LLC, Grindmaster Cecilware Corporation, EB Brands, Emerald Waste and Our Lady of Mercy Academy in Syosset, NY. Mr. Echausse received a B.S. from Fordham University (magna cum laude, Phi Beta Kappa), an M.B.A. from New York University and a J.D. from Fordham Law School and is a member of the New York State Bar.

We believe Mr. Echausse’s extensive leveraged finance experience, especially in connection with originating and managing investments for funds managed by our Adviser, bring important and valuable skills to our board of directors.

Paul Hatfield.  Mr. Hatfield has been Chairman of our board of directors since March 2014 and a director since June 2013 and has been a member of the board of Alcentra NY since July 2008. Mr. Hatfield presently serves as Global Chief Investment Officer of Alcentra NY and Alcentra Ltd. and previously served as President and Chief Investment Officer of Alcentra NY from July 2008 through 2014. From 2003 until July 2008 Mr. Hatfield was the senior portfolio manager for European CLOs at Alcentra Ltd. From April 2002 to March 2003, Mr. Hatfield was a senior analyst for the CDO operations of Intermediate Capital Group, where he covered building products and construction, aerospace and consumer credits. Between 1995 and 2001, Mr. Hatfield worked at Deutsche Bank in London for the Leveraged Finance Group. In 1998, while at Deutsche Bank, Mr. Hatfield worked in New York where he supervised Leveraged Finance and the telecom division. Before joining Deutsche Bank, Mr. Hatfield originated a portfolio of mezzanine and development capital loans at FennoScandia Bank. He originally trained as a chartered accountant in the audit division of Arthur Andersen. Mr. Hatfield received a B.A. (Honors) in Economics from Cambridge University.

We believe Mr. Hatfield’s extensive experience in leveraged finance and as a portfolio manager for funds managed by Alcentra Ltd., bring important and valuable skills to our board of directors.

Executive Officers Who Are Not Directors

Steven Levinson.  Mr. Levinson has served as our Chief Compliance Officer since March 2014. Mr. Levinson has served as Chief Compliance Officer for Alcentra NY since October 2011. Prior to joining Alcentra NY, Mr. Levinson served as Director of Compliance at Stone Tower Capital from May 2008 to October 2011. From March 2003 to December 2006, Mr. Levinson was the Chief Audit Executive at IDT Corporation. He began his career at Price Waterhouse and spent fourteen years in the Internal Audit departments of major financial institutions. Mr. Levinson received a B.A. in Accounting and Economics from Queens College of the City University of New York and an M.B.A. with a concentration in Financial Management from Pace University.

Ellida McMillan.  Ms. McMillan has served as our Chief Accounting Officer, Treasurer and Secretary since November 2013. Prior to joining Alcentra, Ms. McMillan served as a CPA/Partner consultant with Tatum US, a financial and technology consulting and advisory firm. Prior to joining Tatum US, from January 2007 through March 2012, Ms. McMillan owned McMillan Consulting, which provided management and financial consulting for small to medium sized businesses, including advising on accounting, financial reporting and analysis, and other financial matters. Previously, Ms. McMillan was a corporate controller at

KBC Financial Holdings, a subsidiary of KBC Financial Products UK Ltd, which engaged in the sales, structuring and risk management of equity linked and equity derivatives instruments, from 2000 until 2004. Prior to KBC, Ellida was an associated director of Fixed Income Derivatives at Bear Stearns & Co. from 1999 until 2000. Ellida began her career as an auditor at Arthur Andersen in the financial service sector. Ellida holds a B.S. from Fairfield University and is a licensed CPA.

David Scopelliti.  Mr. Scopelliti has served as our Senior Vice President since March 2015 and Senior Vice President of Alcentra NY since July 2014. Since 2004, Mr. Scopelliti has also served as a Director of Student Transportation Inc. (NASDAQ: STB). From June 2007 to June 2013, Mr. Scopelliti was a Principal at GarMark where he focused on investing subordinated debt and equity in middle market companies. Prior to joining GarMark, Mr. Scopelliti served as the Managing Director with Pacific Corporate Group, an alternative asset investment and consulting firm, responsible for discretionary and non-discretionary private investment programs for corporate and governmental entities. Prior to that, Mr. Scopelliti was Head of Private equity for the Connecticut Retirement Plans and Trust Funds. In that role, he was responsible for restructuring, restarting and managing its $4 billion global private equity program. He was also previously head of ING Capital’s Merchant Banking Group in New York investing debt and equity capital into middle-market companies for acquisitions, growth and recapitalizations with a focus on transportation, homeland security, consumer and environmental services.

Board Leadership Structure

The Board does not have a lead independent director. We are aware of the potential conflicts that may arise when an interested director is Chairman of the Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of an audit committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors, and the appointment of a Chief Compliance Officer, with whom the independent directors meet without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

The Board believes that its leadership structure is appropriate in light of our characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that affords effective oversight. Specifically, the board of directors believes that the relationship of Mr. Hatfield with our Adviser provides an effective bridge between the board of directors and management, and encourages an open dialogue between management and our board of directors, ensuring that these groups act with a common purpose. The board of directors also believes that its small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between our management, our Adviser and the board of directors.

Board’s Role In Risk Oversight

Oversight of our investment activities extends to oversight of the risk management processes employed by our Adviser as part of its day-to-day management of our investment activities. The board of directors anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of our Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

Corporate Governance

Committees of the Board of Directors

Our Board met 10 times during the fiscal year 2014. Each director attended at least 75% of the total number of meetings of the Board and the committees on which the director served that were held while the director was a member. The board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee and may establish additional committees from time to time as necessary. The scope of the responsibilities assigned to each of these committees is discussed in greater detail below.

Audit Committee

The members of the audit committee are Messrs. Brechbühl, Greenlaw, and Hertlein, each of whom meets the independence standards established by the SEC and the NASDAQ Listing Rules and is independent for purposes of the 1940 Act. Mr. Hertlein serves as chairman of the audit committee. Our board of directors has determined that Mr. Hertlein is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The audit committee is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The audit committee is also responsible for aiding our board of directors in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. The board of directors and audit committee utilizes the services of an independent valuation firm to help them determine the fair value of these securities. The Audit Committee met 3 times during the 2014 fiscal year.

Independent Auditor’s Fees

The following table presents fees incurred by the Company for the fiscal year ended December 31, 2014 for the Company’s principal accounting firm, KPMG LLP.

Fiscal Year Ended December 31, 2014
Audit Fees	$317,000
Audit-Related Fees	—
Tax Fees	$79,500
All Other Fees	—
Total Fees:	$396,500

Audit Fees.  Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

Audit-Related Fees.  Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

All Other Fees.  All other fees would include fees for products and services other than the services reported above.

It is the policy of the audit committee to pre-approve all audit, review or attest engagements and permissible non-audit services to be performed by our registered public accounting firm.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, matters required to be discussed by Statement of Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board Release No. 2012-004. KPMG LLP has discussed with our Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and
•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the consolidated financial statements.

The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable Public Company Accounting Oversight Board rule regarding the independent accountant’s communications with audit committees concerning independence and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The Audit Committee also recommended the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and the Board approved such recommendation.

Audit Committee

T. Ulrich Brechbühl
Douglas J. Greenlaw
Rudolph L. Hertlein

Compensation Committee

The members of the Compensation Committee are Messrs. Brechbühl, Greenlaw, and Hertlein, each of whom is independent for purposes of the 1940 Act and the NASDAQ Listing Rules. Mr. Brechbühl serves as chairman of the Compensation Committee. The compensation committee is responsible for overseeing our compensation policies generally and making recommendations to the board of directors with respect to our incentive compensation and equity-based plans that are subject to board approval, evaluating executive officer performance, overseeing and setting compensation for our directors and, as applicable, our executive officers and, as applicable, preparing the report on executive officer compensation that SEC rules require to be included in our annual proxy statement. Currently, none of our executive officers is compensated by us and as such the compensation committee is not required to produce a report on executive officer compensation for inclusion in our annual proxy statement.

The compensation committee has the sole authority to retain and terminate any compensation consultant assisting the compensation committee, including sole authority to approve all such compensation consultants’ fees and other retention terms. The compensation committee may delegate its authority to subcommittees or the chairman of the compensation committee when it deems appropriate and in our best interests. The Compensation Committee did not meet during the 2014 fiscal year.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Messrs. Brechbühl, Greenlaw, and Hertlein, each of whom is independent for purposes of the 1940 Act and the NASDAQ Listing Rules. Mr. Greenlaw serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the board or a committee of the board, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and our management.

The nominating and corporate governance committee will consider nominees to the board of directors recommended by a stockholder if such stockholder complies with the advance notice provisions of our bylaws. Our bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must deliver written notice to our corporate secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a director by a stockholder, such potential nominee must deliver to our corporate secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements or any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the board of directors, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

The nominating and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as members of the board of directors, but the committee considers such factors as it may deem are in our best interests and those of our stockholders. Those factors may include a person’s differences of viewpoint, professional experience, education and skills, as well as his or her race, gender and national origin. In addition, as part of the board’s annual-self assessment, the members of the nominating and corporate governance committee will evaluate the membership of the board of directors and whether the board maintains satisfactory policies regarding membership selection. The Nominating and Corporate Governance Committee did not meet during the 2014 fiscal year.

Corporate Governance Documents

We maintain a corporate governance webpage at the “Investor Relations” link at www.alcentracapital.com.

Our Code of Business Conduct and Board committee charters are available at our corporate governance webpage at www.alcentracapital.com and are also available to any stockholder who requests them by writing to our Secretary, Ellida McMillan, at Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166.

Director Independence

In accordance with the rules of NASDAQ, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company’s Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has changed.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the NASDAQ Listing Rules. Section 5605 provides that a director of a business development company (a “BDC”) shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company or our Adviser.

The Board has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of Messrs. Echausse and Hatfield, who are interested persons of the Company due to their positions as officers of the Company and officers of our Adviser.

Annual Evaluation

Our directors perform an evaluation, at least annually, of the effectiveness of the Board and its committees. This evaluation includes Board and Board committee discussion.

Communication with the Board

We believe that communications between our Board, our stockholders and other interested parties are an important part of our corporate governance process. Stockholders with questions about the Company are encouraged to contact the Company’s Investor Relations department at (212) 922-8240. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board by sending their communications to Alcentra Capital Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166, Attn.: Board of Directors. All stockholder communications received in this manner will be delivered to one or more members of the Board.

All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or policies, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, will be referred to our Audit Committee.

The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

Code of Business Conduct

Our code of business conduct, which applies to directors and executive officers of the Company, requires that directors and executive officers avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the code of business conduct, which is available on our website under the “Investor Relations” link at www.alcentracapital.com, each director and executive officer must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the Audit Committee. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the Board.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors and none of the members is a present or past employees of the Company. No member of the Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the Board.

Transactions with Related Persons

We have entered into an Investment Advisory Agreement with our Adviser. Pursuant to this agreement, we have agreed to pay to our Adviser a base management fee and an incentive fee. We paid our Adviser $615,688 for the year ended December 31, 2014. Messrs. Echausse and Hatfield are interested members of our board of directors and have a direct or indirect pecuniary interest in our Adviser.

We have entered into agreements with our Adviser, in which our senior management and members of our Adviser’s Investment Committee have indirect ownership and other financial interests. Our Adviser may in the future manage other investment funds, accounts or investment vehicles that invest or may invest in assets eligible for purchase by us. To the extent that we compete with entities managed by our Adviser or any of its affiliates for a particular investment opportunity, our Adviser will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (a) its internal investment allocation policies, (b) the requirements of the Advisers Act, and (c) certain restrictions under the 1940 Act regarding co-investments with affiliates.

The 1940 Act prohibits us from making certain negotiated co-investments with affiliates unless we receive an order from the SEC permitting us to do so. In the absence of receiving exemptive relief from the SEC that would permit greater flexibility relating to these kinds of co-investments, our Adviser will determine whether these kinds of potential negotiated investments are more appropriate for us or for one of the funds managed by our Adviser or its affiliates and which entity will proceed with the investment. We generally will not make an investment in any company in which any fund managed by our Adviser holds an investment in a different class of such company’s debt or equity securities or obligations unless we also acquire or own the same class of such company’s debt or equity securities as such fund managed by our Adviser or our Adviser determines that (a) the investment is in our best interests and (b)(i) the possibility of a conflict between the interests of such different classes is remote, (ii) either the potential investment by us or the investment of such other fund managed by our Adviser is not large enough to control any actions taken by the collective holders of securities of such company, or (iii) in light of the particular circumstances, our Adviser believes such investment is appropriate for us, notwithstanding the potential for conflict.

We have entered into a License Agreement with our Adviser pursuant to which our Adviser has granted us a non-exclusive, royalty-free license to use the name “Alcentra.”

BNY Mellon-Alcentra Mezzanine III, L.P. (“Fund III”) is private investment fund managed by our Adviser. In connection with our initial public offering (“IPO”), Fund III received shares of our common stock which it distributed to its limited partners. We have granted certain registration rights to the limited partners of Fund III pursuant to which we have agreed to use our reasonable best efforts to file within 720 days following the completion of our initial public offering a registration statement on Form N-2 pursuant to Rule 415 with the SEC to register the resale of the shares of our common stock received by such limited partners. We have also agreed to use our efforts to cause such a registration statement to be declared effective by the SEC within 840 days following the completion of the IPO. We have agreed to use commercially reasonable efforts to keep such registration statement continuously effective until the earlier of (i) the date on which there are no longer any registrable shares (as defined in the registration rights agreement) and (ii) the third anniversary of the registration rights agreement. The costs associated with filing the resale registration statement and having it declared effective by the SEC will be borne by us.

Review, Approval or Ratification of Transactions with Related Person

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the 1940 Act restricts the Company from participating in certain transactions with certain persons affiliated with the Company, including our officers, directors, and employees and any person controlling or under common control with us.

In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with the Company, our officers screen each of our transactions for any possible affiliations, close or remote, between the proposed portfolio investment, the Company, companies controlled by us and our employees and directors.

The Company will not enter into any transactions unless and until we are satisfied that the transaction is not prohibited by the 1940 Act or, if such prohibitions exist, the Company has taken appropriate actions to seek Board review and approval or exemptive relief from the SEC for such transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely on a review of copies of such reports and written representations delivered to the Company by such persons, the Company believes that all such persons complied with all Section 16(a) filing requirements except for Scott Gold, Alcentra NY LLC, Bank of New York Mellon Corp, BNY Alcentra Group Holdings, Inc., Alcentra Investments Ltd. and BNY Mellon-Alcentra Mezzanine (GP), L.P., each of whom had a late Section 16(a) filing.

Compensation of Directors

The following table shows information regarding the compensation received by our independent directors for the fiscal year ended December 31, 2014. No compensation is paid to directors who are “interested persons” for their service as directors.

Name	Aggregate Cash Compensation from Alcentra Capital Corporation(1)	Total Compensation from Alcentra Capital Corporation Paid to Director(1)
Interested Directors
Paul J. Echausse	$—	$—
Paul Hatfield	$—	$—
Independent Directors
T. Ulrich Brechbühl	$59,500	$59,500
Douglas J. Greenlaw	$62,000	$62,000
Rudolph L. Hertlein	$67,000	$67,000

(1)	For a discussion of the independent directors’ compensation, see below.
(2)	We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors.

Our independent directors receive an annual fee of $40,000. They also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending in person each board of directors meeting and $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting telephonically. They also receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended in person and each telephonic committee meeting. The chairmen of the audit committee, the nominating and corporate governance committee and the compensation committee receive an annual fee of $10,000, $5,000 and $5,000, respectively. We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers.

Compensation of Executive Officers

None of our executive officers receive direct compensation from us. The compensation of our principal financial officer and Chief Compliance Officer and their respective staffs is paid by our Adviser, subject to reimbursement by us of the allocable portion of such compensation for services rendered by them to us.

PROPOSAL II:
AUTHORIZE THE COMPANY, WITH THE APPROVAL OF THE BOARD, TO SELL OR OTHERWISE ISSUE UP TO 20% OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN OFFERING PRICE THAT IS BELOW THE COMPANY’S THEN CURRENT NAV

The Company is a closed-end investment company that has elected to be regulated as a BDC under the 1940 Act. The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current NAV of such stock, with certain exceptions. One such exception would permit the Company to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current NAV if its stockholders approve such a sale and the Company’s directors make certain determinations.

Pursuant to this provision, the Company is seeking the approval of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell or issue shares of its common stock in an amount up to 20% of the outstanding common stock as of the date when this proposal is approved by the stockholders at an offering price per share that is below its then current NAV, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the earlier of the one year anniversary of the date of the Company’s 2015 Annual Meeting of Stockholders and the date of the Company’s 2016 Annual Meeting of Stockholders, which is expected to be held in May 2016. The latest date at which such authorization would expire is May 12, 2016.

Effect of Approval

Generally, equity securities sold in public securities offerings are priced based on market prices, quoted on exchanges such as NASDAQ, rather than NAV. The Company is seeking the approval of a majority of its common stockholders of record to offer and sell shares of its common stock at prices that, net of underwriting discount or commissions, may be less than NAV so as to permit management the flexibility in pricing new share issuances it may require from time to time during the authorized period as a result of market conditions.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value or at premiums that are unsustainable over the long term are separate and distinct from the risk that our net asset value will decrease. Although shares of the Company’s common stock have had a limited trading history, they have traded at both a premium to net asset value and at a discount to the net assets attributable to those shares. Given the volatility in the stock market, we cannot predict whether our common stock will trade at a premium to NAV or trade at a discount to NAV in the future.

The following table, representing the entire public trading history of our common stock since our initial public offering on May 14, 2014, lists the high and low closing sales prices for our common stock and the sales price as a percentage of NAV. On April 7, 2015, the last reported closing sale price of our common stock was $13.79 per share which represents a discount of approximately 7.26% to the NAV reported as of December 31, 2014.

	NAV(1)		Price Range		Premium/Discount of High Sales Price to NAV	Premium/Discount of Low Sales Price to NAV
			High	Low
Year Ended December 31, 2015
First Quarter (through April 7, 2015)		*	$14.21	$12.40
Year Ended December 31, 2014
Fourth quarter	$14.87		$13.50	$11.20	-9.2%	-24.68%
Third quarter	$15.00		$15.04	$10.60	.27%	-29.33%
Second quarter(2)	$15.00		$15.00	$14.00	0%	-6.67%

(1)	Net asset value per share is generally determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.
(2)	From May 14, 2014 (commencement of trading) to June 30, 2014.
*	Net asset value has not yet been calculated for this period.

Reasons for Approval

The Company believes that having the flexibility to issue its common stock below NAV in certain instances will benefit all of its stockholders. The Company expects that it will be periodically presented with attractive opportunities that require the Company to make an investment commitment quickly and the Company may not be able to capitalize on these investment opportunities unless it is able to quickly raise additional capital.

Because of regulations governing the Company’s operation as a BDC and upon the Company’s election to be a regulated investment company (RIC) for tax purposes, the Company may be dependent on its ability to raise capital through the issuance of common stock. BDCs must comply with an asset to debt ratio requirement that prohibits the Company from incurring debt or issuing senior securities if the ratio is less than 2:1, which requires the Company to finance its investments with at least as much equity as debt in the aggregate. In addition, RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Therefore, the Company is dependent on its ability to raise capital through the issuance of common stock to continue to build its investment portfolio, take advantage of investment opportunities as they arise and thereby support the maintenance and growth of its dividends.

In the future, the market value of the Company’s common stock may trade below NAV resulting in a net price per share below NAV, which has not been uncommon for BDCs like the Company. Alternatively, the Company’s NAV could increase without a commensurate increase in the Company’s stock price. If either of these scenarios were to occur, without the approval of a majority of its common stockholders to sell its common stock at prices below its current NAV, the Company would be precluded from selling shares of its common stock to raise capital. The Company may also be precluded from selling common stock when the market price for its common stock is not sufficiently above its current NAV so that the price at which shares would be sold, net of underwriting discounts or commissions, would not be less than its current NAV.

If any of these events were to occur, absent the approval of this proposal by stockholders, the Company may not be able to effectively access the capital markets to enable it to take advantage of attractive investment opportunities. The ability to issue shares below NAV also minimizes the likelihood that the Company would consider selling assets it would not otherwise sell at times that may be disadvantageous to the Company. Further, to the extent the Company issues shares of its common stock below NAV in a publicly registered transaction, the Company’s market capitalization and the number of its publicly tradable common stock will increase, thus potentially affording all common stockholders greater liquidity.

Conditions to Sales Below NAV

If this proposal is approved, the Company will only sell shares of its common stock at a net price below NAV during the specified one year period if the following conditions are met:

•	a majority of the Company’s independent directors who have no financial interest (other than ownership of shares of the Company’s common stock) in the sale have determined that such sale would be in the best interests of the Company and its stockholders;
•	majority of the Company’s independent directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and
•	following such issuance, not more than 20% of the Company’s then outstanding shares as of the date of stockholder approval will have been issued at a price less than the Company’s then current NAV.

Key Stockholder Considerations and Risk Factors

Before voting on this proposal or giving proxies with regard to this matter, common stockholders should consider the following matters:

Dilutive Effect

Any sale of common stock at a price below NAV would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the NAV as a result of the issuance of shares at a price below the NAV and a proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance. The Board will consider the potential dilutive effect of the issuance of shares at a price below the NAV when considering whether to authorize any such issuance, however, if this proposal is approved there will be no limit to the amount below NAV at which the Company may sell shares of common stock.

Stockholders should also consider that they will have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance and they may not be able to participate in a private offering due to regulatory constraints on the type of investors that may participate in such offerings. The Company may make a private offering of its common stock because a private offering can typically be completed without the time constraints and added expense of filing a registration statement with the SEC. Thus any future issuance of common stock at a price below NAV will dilute a stockholder’s holdings of common stock as a percentage of shares outstanding to the extent the stockholder does not purchase sufficient shares in the offering or otherwise to maintain the stockholder’s percentage interest. Further, if the stockholder does not purchase any shares to maintain the stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then current NAV, the stockholder’s voting power, as well as other interests, will be diluted.

Per Share Amount Available for Distributions Upon Our Liquidation, Winding-up or Dissolution Will Decrease

When stock is sold at a sale price below NAV per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Thus, the per share amount available for distributions upon our liquidation, winding-up or dissolution will decrease following the increase in the number of outstanding shares.

Additional Stockholder Approval is not Required

Before voting on this proposal or giving a proxy with regard to this matter, stockholders should also consider that if this proposal is approved, the Company will not seek additional stockholder approval before offering shares of its common stock at a price below the then current NAV even if the dilution resulting from such offering is substantial.

Number of Offerings Not Limited

Stockholders should also consider that if this proposal is approved, provided the Company does not sell more than 20% of its outstanding common stock at a price below the then current NAV, the Company is not limited to a certain number of public or private offerings at which it could sell shares at a price below the then current NAV.

Examples of Dilutive Effect

The following table illustrates the reduction to NAV and dilution that would be experienced by a nonparticipating stockholder in different hypothetical offerings of different sizes and levels of discount from NAV, although it is not possible to predict the level of market price decline that may occur. Sales prices and discounts are hypothetical in the presentation below.

The examples assume that Company XYZ has 13,516,000 common shares outstanding, $272,000,000 in total assets and $71,000,000 in total liabilities. The current net asset value and NAV are thus $201,000,000 and $14.87, respectively. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 1,351,600 shares (10% of the outstanding shares) with proceeds to the Company at $13.38 per share after offering expenses and commissions (a 10% discount from net asset value), (2) an offering of 2,703,200 shares (20% of the outstanding shares) with proceeds to the Company at $12.64 per share after offering expenses and commissions (a 15% discount from net asset value), and (3) an offering of 2,703,000 shares (20% of the outstanding shares) with proceeds to the Company at $0 per share after offering expenses and commission (a 100% discount from net asset value).

	Prior to Sale Below NAV	Example 1 10% Offering at 10% Discount		Example 2 20% Offering at 15% Discount		Example 3 20% Offering at 100% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$14.18	—	$13.40	—	$0.06	—
Net Proceeds per Share to Issuer	—	$13.38	—	$12.64	—	$0.00	—
Decrease to NAV
Total Shares Outstanding	13,516,000	14,867,600	10.0%	16,219,200	20.0%	16,219,200	20.0%
NAV per Share	$14.87	$14.73	-1.0%	$14.50	-2.5%	$12.39	-16.7%
Share Dilution to Stockholder
Shares Held by Stockholder A	135,160	135,160	—	135,160	—	135,160	—
Percentage of Shares Held by Stockholder A	1.0%	0.91%	—	0.83%	—	0.83%	—
Total Asset Values
Total NAV Held by Stockholder A	$2,009,829	$1,990,906	-1.0%	$1,959,820	-2.5%	$1,674,632	-16.7%
Total Investment by Stockholder A (Assumed to Be $14.87 per Share)	$2,009,829	$2,009,829	—	$2,009,829	—	$2,009,829	—
Total Dilution to Stockholder A (Change in Total NAV Held By Stockholder)	—	$-18,923	—	$-50,009	—	$-335,197	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$14.73	—	$14.50	—	$12.39	—
Investment per Share Held by Stockholder A (Assumed to be $14.87 per Share on Shares Held Prior to Sale)	$14.87	$14.87	—	$14.87	—	$14.87	—
Dilution per Share Held by Stockholder A	—	$-0.14		$-0.37		$-2.48
Percentage Dilution per Share Held by Stockholder A	—	—	-1.0%	—	-2.5%	—	-16.7%

Required Vote

Approval of this proposal requires the affirmative vote of (i) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting; and (ii) a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting which are not held by affiliated persons of the Company.

For purposes of this proposal, the 1940 Act defines “a majority of the outstanding shares” as the lesser of: (i) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of our outstanding voting securities are present or represented by proxy; or (ii) more than 50% of our outstanding voting securities. Abstentions and broker non-votes will have the effect of a vote against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY TO SELL OR OTHERWISE ISSUE UP TO 20% OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN OFFERING PRICE PER SHARE
THAT IS BELOW THE COMPANY’S THEN CURRENT NAV.

PROPOSAL III:
TO APPROVE COMPANY AUTHORIZATION TO ISSUE WARRANTS,
OPTIONS OR RIGHTS TO SUBSCRIBE TO, CONVERT TO, OR PURCHASE
OUR COMMON STOCK IN ONE OR MORE OFFERINGS

The Company’s Board believes it would be in the best interests of the Company to have the ability to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock, which may include convertible debentures, under appropriate circumstances in public or private transactions in connection with the capital raising and financing activities of the Company. Sections 18(d) and 61(a) of the 1940 Act restrict the ability of a BDC such as the Company to issue warrants, options or rights to subscribe or to convert to voting securities of the Company. If warrants, options or rights are to be issued, the proposal must be approved by our stockholders. Thus, the Company’s Board has approved and recommends to the stockholders for their approval the proposal to issue warrants, options or rights to subscribe to, convert to or purchase shares of the Company’s common stock. If this proposal is approved, we will be authorized to issue such warrants, options or rights as part of, or together with, any other securities we may issue, such as convertible debentures or debt securities issued together with warrants to acquire shares of the Company’s common stock, or on a standalone basis.

If this proposal is approved, any issuances of warrants, options or rights to subscribe to, convert to or purchase shares of the Company’s common stock would be made in accordance with Section 61(a)(3) of the 1940 Act, pursuant to which the Company would be permitted to issue securities that may be converted into or exercised for shares of our common stock at a conversion or exercise price per share not less than our current market price at the date such securities are issued. This conversion or exercise price may, however, be less than our net asset value per share (i) at the date such securities are issued or (ii) at the date such securities are converted into or exercised for shares of our common stock.

Background and Reasons

The Company’s management and the Board have determined that it would be advantageous to the Company to have the ability to issue warrants, options or rights to subscribe to, convert to or purchase common stock, which may include convertible debentures, in connection with the financing and capital raising activities of the Company.

We believe our ability to issue warrants, options or rights to subscribe to, convert to, or purchase shares of our common stock would increase our flexibility in obtaining additional sources of capital, such as from investors interested in purchasing convertible debentures, and allow us to lower our overall cost of capital. Such securities typically allow the purchaser of the securities to participate in any increase in the value of the issuer’s or borrower’s common stock. By allowing purchasers of the securities to share in increases in the value of the common stock, such purchasers typically are willing to accept a lower specified return on the other securities than they would without such exercise/conversion feature. In this regard, a convertible debenture at issue typically yields 1% to 3% less than a debenture that is not convertible into shares of common stock. As a result, the Company believes that it may be able to issue unsecured convertible debentures at attractive interest rates if it had the authority it is seeking under this proposal given the current favorable market for unsecured convertible debentures and low interest rate environment. Furthermore, if we are able to lower our cost of capital, we believe that we could increase the amount of income we generate and, as a result, increase the dollar amount of dividends we pay to our stockholders. However, stockholders should be aware that the exercise or conversion of warrants, options or rights to subscribe to, convert to, or purchase shares of our common stock could result in dilution to the voting interests and net asset value per share of our existing stockholders and such dilution could be substantial.

In addition, the severe stress in the financial markets experienced in late 2007 and 2008 has highlighted the importance to us of maintaining a flexible capital structure, including through the ability to issue convertible debentures and warrants. Although the financial markets have continued to improve since such time and we have been able to access the capital necessary to finance our investment activities, capital may not be available to us on favorable terms, or at all, in light of the inherent uncertainty and volatility of the financial markets. As a result, our ability to issue warrants, options or rights to subscribe to, convert to, or purchase shares of our common stock, which may include convertible debentures, may be an effective way for us to raise capital in the current environment.

Finally, the issuance of warrants, options or rights to subscribe to, convert to, or purchase shares of common stock is a common practice in connection with the sale of securities through private placements or obtaining debt financing. Approval of this proposal would place us in substantially the same position as corporations that are not business development companies and other business development companies whose stockholders have approved proposals similar to this proposal because we would also be able to issue warrants, options or rights to subscribe to, convert to, or purchase shares of our common stock in connection with the sale of securities through private placements or obtaining debt financing.

The Company has no immediate plans to issue any such warrants, options or rights. However, in order to provide flexibility for future issuances, which typically must be undertaken quickly, the Board of Directors has approved and is seeking stockholder approval of this proposal to issue warrants, options or rights to subscribe to, convert to or purchase shares of common stock either accompanied by or not accompanied by other securities of the Company. The final terms of any warrants, options or rights (subject to the requirements noted in Section 61 of the 1940 Act), including exercise/conversion price, term and exercise/conversion requirements would be determined by the Board of Directors at the time of issuance. Also, the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration would be considered and approved by the Board of Directors at the time of issuance. You should be aware that the authority sought under this proposal has no expiration. You should also be aware that while, upon approval of this proposal, the exercise or conversion price of any securities that may be converted into or exercised for shares of our common stock may not be less than our current market price at the date such securities are issued, the conversion or exercise price may be less than our net asset value per share (i) at the date such securities are issued or (ii) at the date such securities are converted into or exercised for shares of our common stock.

Conditions to Issuance

Each issuance of warrants, options or rights to subscribe for, convert to or purchase shares of our common stock would comply with Section 61(a) of the Investment Company Act. Specifically:

•	the exercise or conversion feature of the warrants, options or rights must expire within 10 years of issuance;
•	the exercise or conversion price for the warrants, options or rights must not be less than the current market value of the common stock at the date of the issuance of the warrants, options or rights; and
•	the individual issuances of warrants, options or rights must be approved by a majority of the directors who are not “interested persons” as defined in the 1940 Act on the basis that such issuance is in our and our stockholders’ best interests.

In addition, if such securities are accompanied by other securities when issued, the securities cannot be separately transferable unless no class of such securities and the other securities that accompany them has been publicly distributed.

Section 61(a) of the 1940 Act also limits the number of warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock that can be issued pursuant to this proposal. Specifically, the amount of voting securities that would result from the exercise or conversion of all of the Company’s warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock at the time of issuance shall not exceed 25% of the Company’s outstanding voting securities.

In addition, it is possible that the Board would authorize the issuance of warrants or securities to subscribe for or convert into shares of the Company’s common stock that contain anti-dilution protections, to the extent permissible under the 1940 Act, and that, as a result of such anti-dilution protections, the price at which such securities may be exercisable for or convertible into shares of the Company’s common stock may be adjusted to a price less than the current market value per share of the Company’s common stock at the time of such adjustment. Such anti-dilution protections, if granted, would generally benefit the holder of such warrants or securities to subscribe for or convert into shares of the Company’s common stock by providing for an adjustment in the number of shares that may be received thereon or in the exercise or conversion price thereof. Finally, the Company would not authorize the issuance of warrants or securities to subscribe for or convert into shares of the Company’s common stock that do not contain anti-dilution provisions relating to extraordinary corporate events that increase or decrease the number of shares of the Company’s authorized common stock, including reverse stock splits, forward stock splits and stock dividends.

Key Stockholder Considerations and Risk Factors

Before voting on this proposal or giving proxies with regard to this matter, common stockholders should consider the following matters:

Dilutive Effect

The issuance of warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock could have a potentially dilutive effect on the Company’s common stock. Because the exercise or conversion price per share at the time of exercise or conversion could be less than the net asset value per share of our common stock at the time of exercise or conversion, such exercise or conversion could result in a dilution of the net asset value per share of our common stock at the time of such exercise. Any exercise of warrants or securities to subscribe for or convert into shares of the Company’s common stock at an exercise or conversion price that is below net asset value per share of our common stock at the time of such exercise or conversion would result in an immediate dilution to existing common stockholders. This dilution would include reduction in the net asset value per share of our common stock as a result of the proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance.

The Company cannot state precisely the amount of any such dilution because it does not know at this time what number of shares of common stock would be issuable upon exercise or conversion of any such securities that are ultimately issued. Because the exercise or conversion price per share could be less than the net asset value per share of our common stock at the time of exercise or conversion (including through the operation of anti-dilution protections), such issuance could result in a dilution of NAV at the time of exercise or conversion. The amount of any decrease in the net asset value per share of our common stock is not predictable because it is not known at this time what the exercise or conversion price and the net asset value per share of our common stock would at the time of exercise or conversion or what number or amount (if any) of such securities would be issued. Such dilution, however, could be substantial given that there is no limit on the amount of dilution of NAV that may be incurred in connection with any warrants, options or rights issued under this proposal.

Stockholders will Indirectly Bear Certain Costs Associated with Warrants, Options or Rights Issued Upon Approval of this Proposal

Stockholders would indirectly bear the cost of issuing or paying interest or dividends on any warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock. Stockholders will bear such costs even if they do not participate in an offering of any warrants, options or rights to subscribe to, convert to, or purchases shares of the Company’s common stock or are unable to participate in a private offering due to regulatory constraints on the type of investors that may participate in such offerings. The Company may make a private offering of warrants, options or rights to subscribe to, convert to, or purchase its common stock because a private offering can typically be completed without the time constraints and added expense of filing a registration statement with the SEC. Stockholders who are unable to participate in a private offering of warrants, options or rights to subscribe to, convert to, or purchases shares of the Company’s common stock will still bear the costs of issuing or paying interest or dividends on any securities issued in such private offering.

Per Share Amount Available for Distributions Upon Our Liquidation, Winding-up or Dissolution Will Decrease

Upon the exercise or conversion of warrants, options or rights to subscribe to, convert to, or purchase shares of our common stock, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Thus, the per share amount available for distributions upon our liquidation, winding-up or dissolution will decrease following the increase in the number of outstanding shares upon the exercise or conversion of warrants, options or rights.

Exercise or Conversion Price May be Below Net Asset Value Per Share of our Common Stock

This proposal does not limit the Company’s ability to issue securities to subscribe for or convert into shares of its common stock at an exercise or conversion price below the net asset value per share of our common stock at the time of exercise or conversion (including through the operation of anti-dilution protections) so long as such issuance is within the 25% limitation set forth under Section 61(a) of the 1940 Act described above. The only requirement with respect to the exercise or conversion price is that it be not less than the lesser of the market value per share of the Company’s common stock on the date of issuance or, if no such market value exists, the then current NAV of the Company’s common stock on the date of issuance.

Additional Stockholder Approval is not Required

Before voting on this proposal or giving a proxy with regard to this matter, stockholders should also consider that if this proposal is approved, the Company will not seek additional stockholder approval before the issuance of any warrants, options or rights to subscribe to, convert to or purchase shares of common stock even if the issuance could result in a substantial dilution at the time of exercise or conversion thereof.

Number of Offerings Not Limited

Stockholders should also consider that if this proposal is approved, subject to the requirement that the amount of voting securities that would result from the exercise or conversion of all of the Company’s warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock at the time of issuance shall not exceed 25% of the Company’s outstanding voting securities, the Company is not limited in the number of public or private offerings at which it could issue warrants, options or rights to subscribe to, convert to, or purchase shares of its common stock.

Example of Impact of Exercise of Warrant to Acquire Common Stock on Net Asset Value Per Share

The table below illustrates the impact on the NAV per common share of a BDC that would be experienced upon the exercise of a warrant to acquire shares of common stock of the BDC.

Specifically, the example assumes that the BDC has 13,516,000 shares of common stock outstanding, $272,000,000 in total assets and $71,000,000 in total liabilities at the time of the exercise of the warrant. As a result, the NAV and NAV per common share of the BDC are $201,000,000 and $14.87, respectively.

Further, the example assumes that the warrant permits the holder thereof to acquire 3,000,000 common shares under the following different scenarios: (i) with an exercise price equal to a 10% premium to the BDC’s NAV per share at the time of exercise, or $16.36 per share, (ii) with an exercise price equal to the BDC’s NAV per share at the time of exercise, or $14.87 per share, (iii) with an exercise price equal to a 10% discount to the BDC’s NAV per share at the time of exercise, or $13.83 per share, (iv) with an exercise price equal to a 30% discount to the BDC’s NAV per share at the time of exercise, or $10.41 per share, (v) with an exercise price equal to a 50% discount to the BDC’s NAV per share at the time of exercise, or $7.43 per share, and (vi) with an exercise price equal to a 75% discount to the BDC’s NAV per share at the time of exercise, or $3.72 per share.

Warrant Exercise Price	NAV Per Share Prior To Exercise	NAV Per Share After Exercise
10% premium to NAV per common share	$14.87	$15.14
NAV per common share	$14.87	$14.87
10% discount to NAV per common share	$14.87	$14.68
30% discount to NAV per common share	$14.87	$14.06
50% discount to NAV per common share	$14.87	$13.52
75% discount to NAV per common share	$14.87	$12.84

Although we have chosen to demonstrate the impact on the NAV per common share of a BDC that would be experienced by existing stockholders of the BDC upon the exercise of a warrant to acquire shares of common stock of the BDC, the results noted above would be similar in connection with the exercise or conversion of other securities exercisable or convertible into shares of the BDC’s common stock. In addition, the example does not take into account the impact of other securities that may be issued in connection with the issuance of exercisable or convertible securities (e.g., the issuance of shares of common stock in conjunction with the issuance of warrants to acquire shares of common stock). Furthermore, the discount to NAV could be greater than that noted in the example.

Required Vote

This proposal requires the affirmative vote of the majority of the votes cast and entitled to vote thereon at the Annual Meeting. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Shares represented by broker non-votes are not considered entitled to vote and thus are not counted for purposes of determining whether the proposal has been approved.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE COMPANY AUTHORIZATION TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE TO, CONVERT TO, OR PURCHASE OUR COMMON STOCK IN ONE OR MORE OFFERINGS.

PROPOSAL IV:
ADJOURNMENT OF THE ANNUAL MEETING

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Annual Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Annual Meeting to solicit additional proxies. If a quorum is present at the Annual Meeting, but there are not sufficient votes at the time of the Annual Meeting to approve one or more of the proposals, the Company’s stockholders may also be asked to vote on the proposal to approve the adjournment of the Annual Meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.

If the adjournment proposal is submitted for a vote at the Annual Meeting, and if the Company’s stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board of Directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the Annual Meeting is adjourned, the Board of Directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Annual Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The Board of Directors believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Annual Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Our Board unanimously recommends a vote FOR this proposal.

OTHER BUSINESS

The Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Annual Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2016 Annual Meeting of Stockholders will be held in May 2016, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address at 200 Park Avenue, 7th Floor, New York, New York 10166, and the Company must receive the proposal no later than January 11, 2016, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

Stockholder proposals or director nominations to be presented at the 2016 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days or more than 150 days in advance of the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting of Stockholders. For the Company’s 2016 Annual Meeting of Stockholders, the Company must receive such proposals and nominations between December 12, 2015 and January 11, 2016. If the date of the Annual Meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, stockholder proposals or director nominations must be so received not later than the tenth day following the day on which such notice of the date of the 2016 Annual Meeting of Stockholders or such public disclosure is made. Proposals must also comply with the other requirements contained in the Company’s Bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

ANNUAL REPORTS

A copy of our amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2014, which includes our audited consolidated financial statements, certain supplementary financial information and management’s discussion and analysis of financial condition and results of operations, is being furnished with this proxy statement. We incorporate by reference the audited consolidated financial statements and notes thereto in Item 8 of our amended Annual Report on Form 10-K/A for the year ended December 31, 2014.

Alcentra Capital Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, EST, on May 11, 2015.

Vote by Internet

- Go to **www.investorvote.com/ABDC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends you vote FOR the nominee listed and FOR Proposals 2, 3 and 4.

+

	For	Withhold
01 - T. Ulrich Brechbühl	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.
/ /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

+

022MYA

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — ALCENTRA CAPITAL CORPORATION

Annual Meeting of Stockholders — May 12, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul J. Echausse and Douglas J. Greenlaw, and each of them, as proxies of the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of Alcentra Capital Corporation, a Maryland Corporation (the "Company"), to be held the University Club of New York, One West 54th Street, New York, New York 10019, on May 12, 2015, at 9:30 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and to otherwise represent the undersigned with all powers that the undersigned would possess if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders of the Company and the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY IS REVOCABLE. UNLESS A CONTRARY DIRECTION IS INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST *FOR* THE NOMINEE LISTED IN PROPOSAL 1, *FOR* PROPOSAL 2, *FOR* PROPOSAL 3 AND *FOR* PROPOSAL 4, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE THEREWITH. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Please sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.